DRAFT	EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements No. 333-149240, No. 333-141583, No. 333-134097, No. 333-124136, No. 333-114020, and No. 333-110517 of Genitope Corporation on Form S-8 and in Registration Statements No. 333-146808, and No. 333-121303 of Genitope Corporation on Form S-3 of our report dated March 31, 2008, relating to the financial statements of Genitope Corporation (which report expresses an unqualified opinion and includes explanatory paragraphs regarding going concern uncertainty, and the change in accounting for stock-based compensation upon adoption of Statement of Financial Accounting No. 123(R), Share-Based Payment, effective January 1, 2006), and the effectiveness of Genitope Corporation’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Genitope Corporation for the year ended December 31, 2007.
/s/ DELOITTE & TOUCHE LLP
San Francisco, California
March 31, 2008